Exhibit 10.5

NOTE PURCHASE AND SALE AGREEMENT

This Note Purchase and Sale Agreement (the “Agreement”) is entered into as of December 16, 2016, by and between Ammo, Inc., a Delaware corporation ("Buyer") and Mansfield, LLC, a Delaware limited liability company ("Seller") with reference to the following:

RECITALS

A. Advanced Tactical Armament Concepts, LLC, a Nevada limited liability company ("Borrower") previously entered into a Loan Agreement with Seller dated November 30, 2016 and effective October 23, 2016 (the "Loan Agreement").

B. In connection with the Loan Agreement, Borrower executed that certain Promissory Note dated November 30, 2016 and effective October 23, 2016 (the "Promissory Note").

C. In connection with the Loan Agreement and Promissory Note, Seller was granted a security interest in all of the assets of Borrower (the "Collateral"), including but not limited to all of Borrower's intellectual property, all furnishings and fixtures, all contracts, all licenses, all equipment, all trademarks, all packaging and promotional materials, all machinery and vehicles, and all ledgers and documents (the "Security Interest").

D. In connection with the Loan Agreement and Promissory Note, UCC-1 financing statements have been filed or are in the process of being filed to perfect the Security Interest in Arizona and Nevada (the "Security Documents").

E. Buyer wishes to purchase the Loan Agreement, the Promissory Note, and the Security Interest from Seller and Seller wishes to sell its rights under the Loan Agreement and Promissory Note and the Security Interest to Buyer.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

I.  LOAN

Subject to the terms and conditions stated in this Agreement, Seller agrees to sell, assign and transfer to Buyer, without recourse, warranty or retained liability of any kind, and Buyer agrees to purchase from Seller on December 16, 2016 (the "Closing Date"), all of Seller's right, title and interest in and to the Loan Agreement, the Promissory Note, the Security Interest and the Security Documents together with all of Seller's rights relating thereto.  Buyer hereby agrees, for its own account and risk, to accept the assignment of the Loan Agreement, the Promissory Note, the Security Agreement and the Security Documents and to assume, comply with and perform as of and after the Closing Date, all of Seller's duties, liabilities, obligations and responsibilities of every type or nature whatsoever and howsoever arising under or as a result of the Loan Agreement, the Promissory Note, the Security Interest and the Security Documents. This Assignment to Buyer upon the Closing Date is made without recourse to Seller.

II.  PAYMENT

Buyer shall pay to Seller the sum of One Million Thirty-Five Thousand Dollars ($1,035,000) (the "Purchase Price") on or before the Closing Date.  If such amount is received on or before the Closing Date, Seller shall deliver to Buyer the following documents:

(a) The original Loan Agreement and Promissory Note, together with an Allonge in the form attached hereto as Exhibit A, duly executed and endorsed by Seller to the order of Buyer;

(b) An Assignment and Assumption Agreement in the form attached hereto as Exhibit B duly executed by Seller.

III.  NO WARRANTY

BUYER FURTHER ACKNOWLEDGES AND AGREES, AND SPECIFICALLY ACKNOWLEDGES SELLER'S EXPRESS RELIANCE HEREON, THAT EXCEPT AS SET FORTH BELOW, (A) SELLER HAS MADE NO WARRANTIES OR REPRESENTATIONS OF ANY TYPE OR NATURE TO BUYER OR ANY AGENT OF BUYER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO: (I) THE COLLATERAL OR THE CONDITION OR VALUE OF THE COLLATERAL; THE PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OR ALL OF THE SECURITY THEREFOR; (III) ANY OF THE OTHER LOAN DOCUMENTS OR INSTRUMENTS RELATING TO OR SECURING THE PROMISSORY NOTE; (IV) THE COLLECTABILITY OR ENFORCEABILITY OF THE OBLIGATIONS EVIDENCED BY THE PROMISSORY NOTE; OR (V) THE BORROWER OR THE FINANCIAL CONDITION OR CREDITWORTHINESS OF BORROWER; (B) BUYER HAS CONDUCTED AN D  WILL CONTINUE TO CONDUCT ITS OWN EXAMINATION AND INVESTIGATION OF THE COLLATERAL AND THE CONDITION OF THE COLLATERAL, THE PROMISSORY NOTE AND THE LOAN AGREEMENT, AND BUYER IS NOT RELYING AND WILL NOT RELY UPON SELLER IN ANY MANNER OR TO ANY EXTENT WITH RESPECT TO BUYER'S PURCHASE OF THE PROMISSORY NOTE AND THE OTHER  LOAN DOCUMENTS; AND (C) SELLER'S SALE OF THE PROMISSORY NOTE AND OTHER LOAN DOCUMENTS TO BUYER IS AND SHALL BE WITHOUT RECOURSE TO SELLER AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED. BUYER SHALL RELY EXCLUSIVELY UPON ITS OWN ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AND OTHER PROFESSIONS FOR ANY LEGAL, TAX, COLLATERAL CONDITION, DU E DILIGENCE OR OTHER EXPERT.

IV.  ADDITIONAL REPRESENTATIONS

(a) Buyer acknowledges and agrees that Seller remains the owner of the Loan Agreement, the Promissory Note and Security Interest until Buyer has satisfied all terms and conditions under this Agreement, including without limitation, the payment in full to Seller of the Purchase Price.
(b) Buyer acknowledges  that all risk of loss in connection with the Loan Agreement, the Promissory Note and Security Interest shall be borne by Buyer upon Closing including, without limitation, any casualty involving the Collateral, provided, that any casualty insurance proceeds paid to Seller on account of a loss which occurs after the Closing Date shall be assigned to Buyer and forwarded to Buyer immediately upon receipt thereof by Seller.
(c) Seller hereby represents and warrants to Buyer that:
i.  Seller is currently the owner of the Promissory Note, the Loan Agreement, and the Security Interest;

ii. Seller has obtained  all necessary authorization  and/or consents to consummate the transactions contemplated hereby; and

iii.   Seller  has not previously transferred the transferred the Promissory Note, the Loan Agreement, and the Security Interest.

(d) Buyer hereby represents and warrants to Seller that:

i.  Buyer is familiar with Borrower and all other matters regarding the Promissory Note, the Loan Agreement, and the Security Interest;

ii. Buyer is a sophisticated investor with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of the transaction contemplated by this Agreement and has conducted an independent investigation of the Borrower with respect to the Promissory Note, the Loan Agreement, and the Security Interest and has reviewed the Promissory Note, the Loan Agreement, and the Security Interest and is not relying on Seller (except as to the accuracy of Seller's express representations herein);

iii. Buyer has conducted its own review and analysis in making the decision to purchase the Promissory Note, the Loan Agreement, and the Security Interest;

iv. Buyer has made such decision without any advice or encouragement from Seller.

(e) Buyer is not relying on any representations, warranties or other statements made at any time by Seller or any of the Seller's present  or former employees, agents or representatives ("Representatives") except for those representations and warranties expressly stated in this Agreement.  Buyer is voluntarily undertaking its obligations under this Agreement with full awareness of the significance and risks; and

(f) When executed and delivered by Buyer, this Agreement shall constitute a legal, valid and binding agreement of Buyer, enforceable in accordance with its express terms. The person executing this Agreement on behalf of Buyer has full power and authority to bind Buyer to this Agreement.

(g) Seller shall have no duty or obligation to notify the Borrower or any third party regarding the sale and transfer of the Loan and the Lease to Buyer or the assignment of the Promissory Note, the Loan Agreement, and the Security Interest.

(h) This Agreement shall be governed by and construed under the laws of the State of Arizona. This Agreement may be executed in one or more counterparts, each and all of which shall constitute but one agreement. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) IN THE EVENT THIS TRANSACTION IS NOT CONSUMMATED BY REASON OF BUYER'S DEFAULT HEREUNDER THEN SELLER, IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO IT AT LAW OR IN EQUITY, MAY RETAIN ALL DEPOSITS PAID AND TERMINATE    THIS    AGREEMENT     BY    NOTIFYING     BUYER    THEREOF.  BUYER ACKNOWLEDGES AND AGREES THAT NO TECHNICAL OR NON-MATERIAL DEFAULT BY SELLER UNDER THIS AGREEMENT SHALL IN ANY WAY AFFECT ANY RIGHTS OR REMEDIES OF SELLER AGAINST BUYER HEREUNDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, IF BUYER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND, IN CONNECTION  WITH THAT ACTION, ENJOINS OR RESTRICTS SELLER'S ABILITY TO SELL OR TRANSFER THE PROMISSORY NOTE, LOAN AGREEMENT OR SECURITY INTEREST ("BUYER'S ACTION"), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION FROM SEEKING EXPUNGEMENT OR RELIEF FROM THAT INJUNCTION OR THE RESTRAINT, AND RECOVERING DAMAGES, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF BUYER'S ACTION. FURTHERMORE, IN NO EVENT SHALL THIS SECTION HAVE ANY APPLICATION TO OR LIMIT SELLER'S RIGHTS AGAINST BUYER IN CONNECTION WITH ANY OF THE FOLLOWING: (I) ANY DUTY OR OBLIGATION OF BUYER TO INDEMNIFY SELLER AS PROVIDED IN THIS AGREEMENT, OR (II) ANY MISREPRESENTATIONS BY BUYER.

(j) By its respective execution and delivery of this Agreement, each of Buyer and Seller respectively represent and warrant that the execution, delivery and performance of this Agreement has been duly authorized, as applicable, by all necessary corporate action.

(k) Buyer shall not institute or prosecute (or, except to the extent required by law, in any way aid, assist, or cooperate with the institution or prosecution of) any action, suit, hearing or other proceeding of any kind, nature or character at law, admiralty or in equity against Seller in order to collect, enforce, declare, assert, establish or otherwise raise any defense, claim, cause of action, contract, liability, indebtedness or obligation related to the Promissory Note, Loan Agreement or Security Interest, or which arises out of any fact, contract, condition, claim, cause of action, indebtedness, liability, obligation, event, action, omission, circumstance, or other matter or reason of any kind which is the basis for any such defense, claim, cause of action, liability, indebtedness or obligation under Promissory Note, Loan Agreement or Security Interest.

(l) Except for the breach of any agreements of Seller hereunder, Buyer does hereby  fully, forever and irrevocably release, discharge and acquit Seller and its respective past and present parent, subsidiary, and affiliate corporations, and the respective past and present officers, directors, shareholders, agents, attorneys and employees of each  and all of the foregoing entities, and its and  their respective successors, heirs, assigns and any other person or entity now, previously, or hereafter affiliated with the same (Seller, together with each and all said parent, subsidiary and affiliated corporations, officers, directors, shareholders, agents, attorneys and employees, shall be collectively referred to hereinbelow as the "Released Parties" and each such reference shall refer jointly and severally to each and all of Seller and such other persons and entities), of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty of any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length ("Released Claims") including, but not limited to those that in any way arise from or out of, are connected with, or relate to the Promissory Note, Loan Agreement or Security Interest. In consideration of Seller entering into this Agreement, this general release shall be effective as of the date of this Agreement. In addition, it is Buyer's intentions that upon the occurrence of the Closing, this general release shall include all Released Claims up to the date of the Closing. In the event the Closing does not occur, for any reason, Buyer understands and agrees that Buyer's general release of the Released Parties, as of the date of this Agreement, shall remain in full force and effect.

(m) Buyer hereby agrees to and hereby does indemnify, defend and hold harmless Seller and its directors, officers, agents, attorneys and employees (collectively, the "Seller") of, for, from and against (a) any and all claims, demands, actions and causes of action that are asserted against Seller by any person or entity (other than the Seller) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such person or entity has or asse1is against Buyer or any officer, director or shareholder of Buyer; (b) any and all claims, demands, actions and causes of action that are asserted against Seller if the claim, demand, action or cause of action directly or indirectly relates to the relationship between Buyer and the Seller under this Agreement, the Promissory Note, Loan Agreement or Security Interest, or to the transactions contemplated hereby or thereby; (c) any administrative or investigative proceeding by any governmental authority directly or indirectly related to a claim, demand, action or cause of action described in clauses (a) or (b) above; (d) any and all claims, demands, actions and causes of action that are asserted against  Seller by Borrower; and (e) any and all liabilities, losses, costs and expenses (including attorneys' fees, any disbursements and other professional services) that the Seller suffers or incurs as a result of the assertion of any of the foregoing. The Seller is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action, cause of action or administrative or investigative proceeding covered by this section. Any obligation or liability of Buyer to the Seller under this section shall survive the expiration or termination of this Agreement and the repayment of the amounts covered by the Loan Agreement and Promissory Note. All amounts covered under this indemnity shall be due and payable to the Seller from Buyer immediately upon demand by the Seller.

V.  MISCELLANEOUS

(a) Non-Assignability.  Borrower may not assign its rights and/or obligations under this Agreement.  Lender may freely assign all of its rights and obligations under this Agreement and the note attached as Exhibit A.
(b) Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Borrower, Lender, and their respective successors, assigns (to the extent assignees are otherwise permitted under this Agreement), devisees, and beneficiaries.
(c) Modification.  This Agreement may not be modified except in writing signed by Borrower and Lender.
(d) Time of Essence.  Time is of the essence with regard to each and every term, condition and obligation of this Agreement.
(e) Non-Waiver.  Failure or delay in exercising any right or option hereunder given to Lender will not constitute a waiver of any such right or option or waiver of any other right or option held by Lender under this Agreement.
(f) Applicable Venue.  Sole and exclusive jurisdiction and venue of any dispute or claim related to this Agreement shall be in the State or Federal courts in Phoenix, Arizona.
(g) Severability.  If at any time any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect, the legality, validity, and enforceability of the remaining provisions of this Agreement will not be affected and such remaining provisions will remain in full force and effect.
(h) Attorneys’ Fees.  The prevailing party in any litigation, arbitration, or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys’ fees.
(i) Notice.  Any and all notices required under this Agreement shall be sent by certified mail, return receipt requested, addressed to the party at the address set forth herein or at such other address as the party may designate to the other party in accordance with this paragraph.  A notice shall be deemed effective two (2) days after the date on which the notice is mailed.
(j) Merger.  This Agreement sets out the entire agreement of the parties.

In witness hereof, the parties have executed this Agreement:

Date:  December 16, 2016

SELLER:

Mansfield, LLC, a Delaware limited liability company,

By  /s/ Tod Wagenhals
     Tod Wagenhals, Managing Member

Date: December 16, 2016

BUYER:

Ammo, Inc., a Delaware corporation,

By:  /s/ Fred Wagenhals
      Fred Wagenhals, President

Date: December 16, 2016

Attachments
Exhibit A:  Allonge
Exhibit B:  Assignment and Assumption Agreement

EXHIBIT A
ALLONGE

Pay to the order of AMMO, INC., a Delaware corporation, WITHOUT RECOURSE TO THE UNDERSIGNED AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, BY THE UNDERSIGNED.

DATED: December 16, 2016

MANSFIELD, LLC,
a Delaware limited liability company

By: /s/ Tod Wagenhals
                   Tod Wagenhals, its Managing Member

This Allonge is to be attached to a form a part of that certain Promissory Note dated as of November 30, 2016 in the original maximum principal amount of $900,000.00, executed by Advanced Tactical Armament Concepts, LLC, a Nevada limited liability company.

EXHIBIT B
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of the 16th day of December, 2016, is executed by and between MANSFIELD, LLC, a Delaware limited liability company (“Assignor”), and AMMO, INC., a Delaware corporation (“Assignee”).

Section 1. Assignment. Assignor hereby grants, sells, assigns and transfers WITHOUT RECOURSE AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED all of Assignor’s right, title and interest in, to and arising under that certain Promissory Note dated as of November 30, 2016, in the original maximum principal amount of $900,000.00, executed by Advanced Tactical Armament Concepts, L.L.C., a Nevada limited liability company (the “Borrower”) in favor of Assignor (the “Note”), and the Loan Agreement, Security Interest and all other related documents (as defined in that certain Note Purchase and Sale Agreement dated on or about the date hereof between Assignor and Assignee).

Section 2. Assumption. Assignee hereby assumes and promises to perform in accordance with the terms thereof each and all of the duties and obligations of the Assignor arising from, in connection with, in respect of or under the Loan Agreement, Promissory Note and Security Interest. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all liability for performance or nonperformance of such duties and obligations and any and all claims, actions, suits, costs, demands and causes of action which may be asserted against Assignor in respect of, in connection with or otherwise relating to or arising under the Loan Agreement, Promissory Note and Security Interest.

Section 3. Further Assurances. Each party agrees that from time to time it will execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may request, in order to perfect and confirm the Assignment effected by this Assignment and Assumption Agreement.

Section 4. Governing Law. This Assignment and Assumption Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona and shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Assumption Agreement as of the date first set forth above.

[SIGNATURES ON THE FOLLOWING PAGE]

Signature page to Assignment and Assumption Agreement

The parties have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR: MANSFIELD, LLC, a Delaware limited liability company	ASSIGNEE: AMMO, INC., a Delaware corporation

By: /s/ Tod Wagenhals	By: /s/ Fred Wagenhals
Tod Wagenhals, its Managing Member

Date: December 16, 2016	Its: President
Date: December 16, 2016